CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Conestoga Micro Cap Fund, a series of shares of beneficial interest in Conestoga Funds, filed with the Securities and Exchange Commission and to the inclusion of our report dated March 29, 2021 on the financial statements of Conestoga Micro Cap Fund, L.P. for the year ended December 31, 2020.

BBD, LLP

Philadelphia, Pennsylvania

September 21, 2021